SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              SPECTRASCIENCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                              SPECTRASCIENCE, INC.
                       14405 21st Avenue North, Suite 111
                              Minneapolis, MN 55447
                     Tel: (763) 745-4120 Fax: (763) 745-4126
                         email: spsi@spectrascience.com
                         website: www.spectrascience.com

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2000



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of SPECTRASCIENCE, Inc. ("SPECTRASCIENCE") to be held on Wednesday, May 17, 2000, at 3:30 p.m. Central Standard Time, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, Tel: (612) 376-7436,
Fax: (612) 376-7418.

         At the Annual Meeting you will be asked:

                  1. To elect four (4) persons to serve as directors until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

                  2. To approve an amendment to SPECTRASCIENCE's Articles of Incorporation increasing the number of authorized shares of SPECTRASCIENCE common stock, $.25 par value (the "Common Stock") from 10,000,000 to 17,000,000.

                  3. To approve an increase in the number of shares of Common Stock authorized for issuance under SPECTRASCIENCE's 1991 Stock Plan.

                  4. To ratify the selection of Ernst & Young LLP as SPECTRASCIENCE's independent public accounts for the current fiscal year ending December 31, 2000.

                  5. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed March 30, 2000 as the record date. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A copy of SPECTRASCIENCE's Annual Report for the fiscal year ended December 31, 1999, a Proxy Statement and a Proxy Card accompany this formal Notice of Meeting. These materials are first being mailed to shareholders on or about April 10, 2000.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. THIS WILL ENSURE YOUR SHARES ARE REPRESENTED AND SAVE US ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING PROXIES. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Board of Directors



                                        Chester E. Sievert, Jr.
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
Dated:  April 10, 2000                  CORPORATE SECRETARY

                              SPECTRASCIENCE, INC.
                       14405 21ST AVENUE NORTH, SUITE 111
                          MINNEAPOLIS, MINNESOTA 55447
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2000

         This proxy statement and the enclosed proxy are being furnished to the shareholders of SPECTRASCIENCE, Inc., a Minnesota corporation ("SPECTRASCIENCE" or "the Company"), in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting of Shareholders ("Annual Meeting") and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, May 17, 2000, at 3:30 p.m. Central Standard Time, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, Tel: (612) 376-7436, Fax: (612) 376-7418.

         This proxy statement, the accompanying proxy and our Annual Report for the fiscal year ended December 31, 1999, are first being mailed to SPECTRASCIENCE shareholders on or about April 10, 2000. The Annual Report is not to be considered a part of our proxy solicitation materials.

                     SOLICITATION AND REVOCATION OF PROXIES

         The costs and expenses of soliciting proxies will be borne by SPECTRASCIENCE. Our officers, directors and employees may solicit proxies by use of the mail, telephone, facsimile or in person. They will not be compensated for any solicitations. SPECTRASCIENCE may reimburse brokerage firms and others for expenses they incur in forwarding proxy materials to beneficial owners of our Common Stock.

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. You may revoke your proxy at any time by giving written notice to our Corporate Secretary, delivering another proxy with a later date, or voting in person at the Annual Meeting.

         If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form. Any shareholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the Annual Meeting.

                            QUORUM AND VOTING RIGHTS

         Only shareholders of record at the close of business on March 30, 2000 are entitled to execute proxies or to vote at the Annual Meeting. As of that date there were 6,576,725 outstanding shares of SPECTRASCIENCE common stock, $.25 par value (the "Common Stock"). These outstanding shares of Common Stock are the only outstanding voting securities of SPECTRASCIENCE. Each holder of Common Stock is entitled to one vote for each share held with respect to any matter that may properly come before the

Annual Meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the Common Stock entitled to vote and present, by proxy or in person, at the Annual Meeting is required to approve matters properly brought before the Annual Meeting.

         If a shareholder abstains from voting as to any proposal, then the shares they hold will be considered present at the Annual Meeting for purposes of determining a quorum and for calculating the vote with respect to such proposal. However, the shares will not be considered to have been voted in favor of such proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, the shares covered by such non-vote will be considered present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to such proposal.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 SET FORTH IN THE NOTICE OF MEETING.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the four persons named below to serve as directors of SpectraScience until the next annual meeting of shareholders or until their earlier death, resignation or removal from office. All of the nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxies for the election of the substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE. The affirmative vote of a majority of the Common Stock entitled to vote and present, by proxy or in person, at the Annual Meeting is required for election of each of the nominees.

INFORMATION ABOUT NOMINEES

         The names of the nominees, their ages, the year in which each first became a director and their principal occupations are set forth below.

Name                      Age    Title                                        Director/Officer Since
----                      ---    -----                                        ----------------------
Chester E. Sievert, Jr.   48     Chairman of the Board, President, Chief               1998
                                 Executive Officer, and Corporate Secretary
Henry M. Holterman        44     Director                                              1992
Nathaniel S. Thayer       75     Director                                              1992
Johan A.P.M. De Hond      46     Director                                              1999

         CHESTER E. SIEVERT, JR. has served as Chairman of the Board since June 18, 1999. He has held the title of President and Chief Executive Officer since January 5, 1999. He joined SPECTRASCIENCE as a consultant in June 1996, and has held various executive positions since November 1996. Prior to joining SPECTRASCIENCE, Mr.

Sievert was a founder of and worked at two medical product companies; ReTech, Inc. from 1980 to 1986; and FlexMedics Corporation from 1986 to 1995. As a former academic scientist on staff at the University of Minnesota College of Medicine and the Veterans Administration Medical Center, Mr. Sievert published extensively in the fields of gastroenterology, urology and fiber optics. Mr. Sievert has a Bachelor of Science Degree in Comparative Physiology from the University of Minnesota.

         HENRY M. HOLTERMAN has served as a director of SPECTRASCIENCE since March 1992. Since 1991, he has been the Managing Director of Reggeborgh Beheer BV, a company located in the Netherlands that invests in companies and owns property projects generally located in the Netherlands. Mr. Holterman is a chartered accountant and, from 1987 to 1991, was group controller for Transport Development Group PLC and the Dutch Holding Company ETOM NV.

         NATHANIEL S. THAYER has served as a director of SPECTRASCIENCE since May 1993. He has been a partner in the law firm of Blais Cunningham & Crowe Chester, located in Pawtucket, Rhode Island, since 1969.

         JOHAN A.P.M. DE HOND, M.D. has served as a director of SPECTRASCIENCE since June 18, 1999. He has been with Hospital Sophia in Zwolle, and Hospital Diaconesse in Meppel, the Netherlands, since 1992 as a Senior Urologist. Dr. de Hond completed his medical education in 1979 at the University of Utrecht, also in The Netherlands. Dr. de Hond's background includes specialty training in surgery as well as urology. Dr. de Hond has a clinical interest in photodynamic therapy.

REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

         DIRECTORS' FEES. The Company pays each non-employee director $500 for each Board of Directors' meeting and committee meeting attended and reimburses each such director for reasonable travel and out-of-pocket expenses for attendance at these meetings.

         AUTOMATIC OPTION GRANT. Pursuant to SPECTRASCIENCE's 1991 Stock Plan, as amended, each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock when first elected to the Board of Directors. Additionally, each non-employee director is entitled to receive an automatic grant of options to purchase 5,000 shares of Common Stock upon re-election to the Board each year the 1991 Stock Plan is in effect. The exercise price of the option is based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.

         The options granted to non-employee directors under the 1991 Stock Plan expire ten years from the date of grant (subject to earlier termination in the event of death), are not transferable (except by will or the laws of descent and distribution), and become fully exercisable one year after the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1999, the Board of Directors held five meetings and adopted resolutions by unanimous written action on two occasions (as permitted under Minnesota Statutes Section 302A.239). Each of the directors attended all of the meetings of the Board of Directors and applicable committees held while each was a director during such fiscal year. The Board of Directors has an Audit Committee and a Compensation Committee.

         The members of the Audit Committee during the fiscal year ended December 31, 1999 were Messrs. Holterman and Thayer. The functions of the Audit Committee are (i) to review the internal and external financial reporting of the Company, (ii) to review the scope of the independent audit, and (iii) to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met one time during the fiscal year ended December 31, 1999, primarily to review SPECTRASCIENCE's internal and external financial reporting practices.

         The members of the Compensation Committee during the fiscal year ended December 31, 1999 were Messrs. Holterman and Thayer. The functions of the Compensation Committee are to review and approve (i) the salaries of all directors and officers of SPECTRASCIENCE, (ii) all bonus awards, annual or otherwise, for all officers and employees of SPECTRASCIENCE, and (iii) all stock option grants for directors, officers, and employees of SPECTRASCIENCE, as well as stock option grants for others outside of SPECTRASCIENCE. The Compensation Committee met two times during the fiscal year ended December 31, 1999.

         SPECTRASCIENCE does not have a nominating committee of the Board of Directors.

EXECUTIVE OFFICERS

         The names, ages and positions of the executive officers and key management personnel of SPECTRASCIENCE are listed below.

NAME                      AGE    POSITION
----                      ---    --------

Chester E. Sievert, Jr.....48     Chairman of the Board, President, Chief Executive Officer and
                                  Corporate Secretary
Scott G. Anderson..........45     Vice President Marketing & Sales

         Please see "Information About Nominees" for background information on Mr. Sievert.

         SCOTT G. ANDERSON joined SPECTRASCIENCE on February 7, 2000 as Vice President Marketing & Sales. Mr. Anderson has over 22 years of sales and marketing experience within the medical devices industry. From 1995 until joining SPECTRASCIENCE he was Manager of Business Development for Olympus America, Inc., the worldwide leader in endoscopic and imaging devices in gastroenterology. During his 20-year career at Olympus, Mr. Anderson held senior management positions in business development, operations and sales. Mr. Anderson has a Bachelor of Science Degree in Biology from Bard College, New York.

EXECUTIVE COMPENSATION AND OTHER BENEFITS


         The following table shows for the fiscal year ending December 31, 1999, compensation awarded, paid to, or earned by SPECTRASCIENCE's Chief Executive Officer and to all executive officers whose salary and bonuses exceeded $100,000 for that year (the "Named Executive Officers"):

                                      Annual Compensation                   Awards           Payouts
                             ------------------------------------- ------------------------- --------
                                                          Other                  Securities
                                                          Annual   Restricted    Underlying             All Other
                                                         Compen-     Stock        Option/s   LTIP        Compen-
Name and Principal Position  Year     Salary   Bonus    sation (1)  Award(s)        SARs     Payouts    sation (5)
---------------------------  ------  --------  -------- ---------- ----------    ----------- -------    ----------
Chester E. Sievert, Jr.
President, Chief             1999     135,000   $44,000     $6,000    --         100,000 (2)   --          $5,300
Executive Officer and        1998     110,000        --      6,000    --         145,000 (3)   --           3,300
Corporate Secretary          1997    $ 92,500    15,000      6,000    --          85,000 (4)   --           1,712

--------------

(1)  Other Annual Compensation consists of a car allowance of $500 per month.
(2) Details of these option grants are provided in the following table entitled "Option Grants in Last Fiscal Year."
(3) Represents a ten-year stock option with an exercise price of $4.0833 per share for 45,000 shares of Common Stock, granted pursuant to the 1991 Stock Plan. Six thousand of these shares vest immediately, with the remainder vesting one-third per year over three years. Mr. Sievert was also granted two ten-year stock options, each for 50,000 shares of Common Stock, one of which vested immediately, and one of which vested on November 19,

     1999, when SPECTRASCIENCE received a recommendation for approval of its pre-market approval application by an FDA medical device panel. Both options have an exercise price of $4.4141 per share.
(4) Includes a ten-year stock option for 50,000 shares of Common Stock which will vest in its entirety upon the successful completion of the clinical studies on the Virtual Biopsy(TM) System and the filing with the FDA of a pre-market notification package and final FDA product approval; and a ten-year stock option for 35,000 shares, vesting one-third per year over three years. Both options have an exercise price of $3.9125.
(5) All Other Compensation includes amounts contributed to the SPECTRASCIENCE Savings and Retirement Plan, which qualifies as a 401(k) Plan under the Internal Revenue Code of 1986, as amended.

OPTION AND STOCK APPRECIATION RIGHTS

         The following table sets forth information concerning individual grants of stock options made to the Named Executive Officers named in the Summary Compensation Table set forth in "Executive Compensation and Other Benefits" above, during the year ended December 31, 1999. No stock appreciation rights ("SARs") were granted or exercised during the year ended December 31, 1999.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
                          ---------------------------------------------------------------

                            Number of      % of Total
                            Securities      Options                                      Potential Realizable Value
                            Underlying     Granted to    Exercise or                     at Assumed Annual Rates of
                             Options      Employees in   Base Price                       Stock Price Appreciation
                             Granted      Fiscal Year    ($/Sh) (3)    Expiration Date      for Option Term (4)
                                                                                        -----------------------------
                                                                                               5%            10%
                          -------------------------------------------------------------------------------------------

Chester E. Sievert, Jr.    50,000 (1)        41.5%         $4.2000       April 19, 2009     $132,068      $334,686
                           50,000 (2)                      $4.0063      August 25, 2009     $125,977      $319,251

-----------------
(1) Ten-year stock option for 50,000 shares of Common Stock with an exercise price of $4.20 per share, vesting one-third per year over three years, granted pursuant to the 1991 Stock Plan. All shares will be vested by April 19, 2002.
(2) Ten-year stock option for 50,000 shares of Common Stock with an exercise price of $4.0063 per share, vesting immediately, granted pursuant to the 1991 Stock Plan.
(3) The exercise price was determined based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.
(4) Potential realizable value is net of the exercise price, but before taxes associated with exercise. Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term, multiplied by the number of options granted. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information concerning individual exercises of stock options during the year ended December 31, 1999 and the value of unexercised stock options as of December 31, 1999 for each of the Named Executive Officers.

                                                                                      Value of Unexercised
                              Shares                   Number of Securities               In-the-Money
                           Acquired on  Value         Underlying Unexercised              Options/SARs
                             Exercise   Realized      Options/SARs at FY-end            at FY-End (1)(2)
                           -------------------------------------------------------------------------------------

                                                   Exercisable    Unexercisable   Exercisable    Unexercisable
                                                  -------------- -----------------------------------------------

Chester E. Sievert, Jr.(3)          --        --       159,412          187,667        $2,042           $4,375

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock. Stock options are "in-the-money" if the closing bid price for the Common Stock is greater than the exercise price of the stock options. The closing bid price for the Common Stock on December 31, 1999 was $4.00 per share. The value of the options is calculated by taking the difference between the exercise price and the closing bid price on December 31, 1999, and multiplying this difference by the number of option shares. When the exercise price was higher than the market value of the Common Stock, the option was not "in-the-money."
(2) Does not include the number or value of unexercisable options granted subsequent to December 31, 1999. No SARs were held by any of the Named Executive Officers on December 31, 1999.
(3) "In-the-money" options include 23,333 shares which are exercisable and 50,000 shares which are unexercisable. The unexerciseable shares become exerciseable upon final FDA approval of the Virtual Biopsy(TM) System. The exercise price for both options is $3.9125.

CHANGE-IN-CONTROL ARRANGEMENTS

         SPECTRASCIENCE entered into a Severance Agreement with Mr. Sievert on May 21, 1997, providing for severance pay in the event of a "Change in Control" (as defined in the Severance Agreement). The Severance Agreement provides for severance pay if his employment is terminated, either voluntarily or involuntarily, during the three-year period following a Change in Control event. The severance payment shall be equal to full compensation for one year and payment will be made in a lump sum upon termination. In addition to the severance payment, Mr. Sievert will be entitled to the following benefits upon a Change in Control event: (i) 18 months of life, accident and health and dental insurance benefits; (ii) 12 months of out-placement services; (iii) complete coverage for fiduciary liability and directors' and officers' insurance for a period of six years after a Change in Control event; (iv) indemnification for any losses that might result from actions taken in good faith before the "Date of Termination" (as defined in the Severance Agreement); (v) reimbursement for all legal fees and expenses incurred as a result of termination, except to the extent such payment would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"); (vi) all benefits under the Company's Savings and Retirement Plan, or any successor to such plan and any other plan or arrangement relating to retirement benefits; (vii) all benefits and rights under any and all Company stock purchase, restricted stock grant and stock option plans or programs, or any successor to any such plans or programs, which shall be in addition to, and not reduced by, any other amounts payable under the Severance Agreement; and
(viii) immediate vesting of all outstanding but unvested options. If there had been a Change in Control event during the fiscal year ended December 31, 1999, and the employment of Mr. Sievert was immediately terminated, Mr. Sievert would have been entitled to receive, pursuant to the terms of his Severance Agreement, a lump sum payment upon termination of $216,000.

         All stock option agreements outstanding under the Company's 1991 Stock Plan provide for the acceleration of exercisability of options immediately prior to a Change in Control event (except in certain cases where the optionee is terminated for "cause" or resigns without "good reason").

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the SPECTRASCIENCE Common Stock as of March 24, 2000, by: (a) each director of SPECTRASCIENCE; (b) each Named Executive Officer; (c) each person or entity known by us to own beneficially more than five percent of the Common Stock; and (d) all the directors and executive officers of SPECTRASCIENCE as a group.

                                                         Amount and Nature of       Percent of Class
Name and Address of Beneficial Owner                     Beneficial Ownership    Beneficially Owned (8)
------------------------------------                     --------------------    ----------------------

Reggeborgh Beheer BV
Postbox 319, 7460 AH Rijssen, The Netherlands                816,145 (1)                      11.7%

Perkins Capital Management, Inc. and
The Perkins Opportunity Fund
730 East Lake Street, Wayzata, MN 55391-1769                 602,372 (2)                       9.0%

Nathaniel S. Thayer
150 Main Street, P.O. Box 1325, Pawtucket, RI 02862          437,778 (3)                       6.6%

Chester E. Sievert, Jr.
14405 21st Avenue N, Suite 111
Minneapolis, Minnesota 55447                                 250,745 (4)                       3.7%

Henry M. Holterman
Postbox 319, 7460 AH Rijssen, The Netherlands                 26,000 (5)                       0.4%

Johan A.P.M. De Hond
Van Hambroeckmarke 1, 8016 KM Zwolle, The Netherlands              0 (6)                       0.0%

Officers and Directors as a Group (4 persons)                714,523 (7)                      10.4%

-----------------
(1) Includes (a) 434,000 shares held by Reggeborgh Beheer BV, (b) 125,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 24, 2000, and (c) 171,430 shares and 85,715 shares issuable upon the exercise of warrants, that can be acquired within 60 days of March 24, 2000 under the terms of a convertible demand note.
(2) Includes (a) 427,372 shares owned by Perkins Capital Management, Inc. and (b) 175,000 shares owned by The Perkins Opportunity Fund (collectively "Perkins"). The shares beneficially owned by Perkins also include 105,836 shares issuable upon exercise of warrants held by Perkins or their clients within 60 days of March 24, 2000.
(3) Includes (a) 389,578 shares owned by Mr. Thayer, (b) 48,000 shares issuable upon exercise of options that are exercisable within 60 days of March 24, 2000 and (c) 200 shares held in a joint account in which Mr. Thayer has a 50% beneficial interest. Mr. Thayer, a non-employee director of the Company, is a partner of the law firm of Blais Cunningham & Crowe Chester.
(4) Includes 250,745 shares issuable upon exercise of options that are exercisable within 60 days of March 24, 2000. Excludes 50,000 shares issuable upon exercise of options that will vest upon final FDA approval for the Virtual Biopsy(TM) System. Mr. Sievert is Chairman, President and Chief Executive Officer of SPECTRASCIENCE.
(5) Includes 26,000 shares issuable upon exercise of options that are exercisable within 60 days of March 24, 2000. Mr. Holterman is a non-employee director of the Company, and is the Managing Director of Reggeborgh Beheer BV (see footnote 1).
(6) Mr. De Hond is a non-employee director. Currently, none of the stock options he beneficially owns will vest within 60 days of March 24, 2000.

(7) Includes 389,778 shares and 324,745 shares issuable upon exercise of options held by all directors and executive officers (4 persons) that are exercisable within 60 days of March 24, 2000. Excludes 50,000 shares issuable upon exercise of options by Mr. Sievert upon the successful completion of certain performance milestones.
(8)      Based upon 6,576,725 shares of Common Stock outstanding on March 24,
         2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") requires our directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of SPECTRASCIENCE with the Securities and Exchange Commission, and to furnish us with copies of all Section 16(a) reports they file. To the best of the our knowledge, based upon a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to our officers, directors, and 10% shareholders were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no material transactions between the Company and its directors or executive officers during the two year period ended December 31, 1999.


                                   PROPOSAL 2
        AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK


         Article III of the Articles of Incorporation, currently provides for 10,000,000 authorized shares of common stock with a stated par value of $.25 per share, and 20,000,000 shares of preferred stock with a stated par value of $1.00 per share. The proposed amendment to the Articles of Incorporation would increase the number of authorized shares of common stock of the Company to 17,000,000.

         The Board of Directors believes that the increased authorization of shares is advisable at this time so that shares will be available in the future on a timely basis if such need arises in connection with stock split or dividends, financings, acquisitions or other corporate purposes. This will enable the Company to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions without the delay and expense associated with convening an additional special shareholders' meeting.

         Unless required by law, the Articles of Incorporation or the rules of any stock exchange on which the shares may be in the future listed, the Board of Directors will be able to provide for the issuance of the additional shares without further action by the Company's shareholders and no further authorization of the shareholders will be sought prior to such issuance. If the Common Stock qualifies for listing on the Nasdaq National or SmallCap Market, under existing regulations of the NASD approval by a majority of the holders of the shares of Common Stock would be required prior to the original issuance of additional shares in certain circumstances, including (a) in connection with certain stock plans, (b) in connection with certain acquisitions if the number of shares of Common Stock to be issued (including securities convertible into or exercisable for shares of Common Stock) is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of such Common Shares, or (c) if the issuance would result in a change in control of the Company.

         Although not designed or intended for such purposes, the effect of the proposed increase in the authorized shares might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of the Company and the removal of management, which holders of Common Stock might otherwise deem favorable. The authority of the Board of Directors to issue shares might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company because the issuance of additional shares would dilute the voting power of the shares then outstanding. Shares could also be issued to purchasers who would support the Board of Directors in opposing a takeover bid which the Board of Directors determines not to be in the best interests of the Company and its shareholders. The overall effect of the ability of the Board of Directors to issue additional shares may be to delay or prevent attempts by other persons or entities to acquire control of the Company without negotiations with the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. The affirmative vote of a majority of Common Stock entitled to vote and present, by proxy or in person, at the Annual Meeting is required for approval of the amendment to the Articles of Incorporation.


                                   PROPOSAL 3
             RATIFICATION OF AMENDMENT TO THE AMENDED AND RESTATED
                                1991 STOCK PLAN


         Currently, under the SPECTRASCIENCE 1991 Stock Plan (the "Plan"), the number of shares of Common Stock available for issuance is 1,640,000. As of March 24, 2000, there were 1,048,911 shares subject to outstanding grants under the Plan, and 591,089 shares that were issued pursuant to option exercises under the Plan.

         The purpose of the Plan is to (a) improve individual performance by providing long-term incentives and rewards to employees and consultants of SPECTRASCIENCE, (b) assist the Company in attracting, retaining and motivating employees and consultants with experience and ability, and (c) associate the interests of such employees and consultants with those of SPECTRASCIENCE 's shareholders. A summary description of the terms of the Plan is set forth below; however, the summary is qualified in its entirety by the terms of the Plan, which is included as an attachment to this proxy statement.

         The Plan provides for the grant of options to key employees, consultants, officers and directors, including non-employee directors of the Company, of (i) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options") and (ii) options to purchase common stock that do not qualify as such Incentive Options ("Non-Qualified Options"). Incentive Options and Non-Qualified Options are collectively referred to as "Options."

                               PROPOSED AMENDMENT


         The Board of Directors has adopted, subject to shareholder approval, the Plan as described below.

         The Company has outstanding options under the Plan to non-employee directors, officers and other employees and consultants for the purchase, upon exercise, 1,048,911 shares of Common Stock. An additional 591,089 shares already have been issued upon the exercise of options granted under the Plan. (The exercise price of previously granted options ranges from $2.50 to $11.25 per share.) The proposed amendment will increase the aggregate number of shares of Common Stock issuable under the Plan from 1,640,000 to 2,140,000. This increase will cover the 1,640,000 shares of Common Stock represented by outstanding and previously exercised stock options, and permit SPECTRASCIENCE to issue options to purchase an additional 500,000 shares to attract and retain key employees, non-employee directors and consultants.

         The following table sets forth the number of vested and unvested stock options held by the Named Executive Officer, the executive officers of the Company as a group and the employees as a group as of March 24, 2000 under the 1991 Stock Plan:


Holder of Options                                             Vested Options    Unvested Options
-----------------                                             --------------    ----------------

Chester E. Sievert, Jr.
President, Chief Executive Officer and Corporate Secretary         184,079             186,333

Current Executive Officers (2 persons)                             184,079             196,000

Current Non-Employee Directors (3 persons)                          74,000              35,000

All Employees Excluding Executive Officers (10 persons)            129,165             206,335

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1991 STOCK PLAN. The affirmative vote of a majority of Common Stock entitled to vote and present, by proxy or in person, at the Annual Meeting is required for approval of the amendment to the Plan.

                               SUMMARY OF THE PLAN

         GENERAL. The Plan is formally administered by the Compensation Committee. The Compensation Committee makes recommendations to the Board as to the type of Options to be granted under the Plan, selects the participants to be granted Options under the Plan, establishes the amount of the grants to the participants and prescribes discretionary terms and conditions of each grant not otherwise fixed under the Plan.

         The Plan will terminate on July 10, 2001, unless sooner terminated by action of the Board of Directors. No Options will be granted after termination of the Plan. Prior to ratification of the amendment of the Plan, the maximum number of shares of Common Stock reserved for issuance under the Plan is 2,140,000. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Plan and under outstanding Options and to the exercise price of outstanding Options. The Board of Directors may amend the Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of any applicable stock exchange. No right or interest in any Option may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

         OPTIONS. The exercise price for Non-Qualified Options is determined by the Compensation Committee and may be less than the fair market value of the Common Stock on the day the Non-Qualified Options are granted. Incentive Options must be granted with an exercise price equal to the fair market value of the Common Stock on the date the Incentive Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value on the date of grant. In determining the fair market value of the Common Stock on the date of grant, the Compensation Committee will use the closing price of the Common Stock, provided, however, that this price is not less than the average closing price of the Common Stock for the prior ten trading days. Pursuant to the Plan, each non-employee director is automatically granted a Non-Qualified Option to purchase 10,000 shares of the Common Stock upon becoming a director, and a non-qualified option to purchase 5,000 shares of the Common Stock in January each year such non-employee director serves as a director of the Company, subject to proration for directors who commence service during a calendar year. The aggregate number of Options to be granted to non-employee directors as a group cannot exceed 200,000 shares. Such automatic option grants have an exercise price equal to the fair market value of the Common Stock on the date of grant, as defined earlier in this same paragraph.

         Payment of an option exercise price may be made either in cash or by transfer from the participant to the Company of previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required, subject to the right of the Compensation Committee to reject a participant's election to pay the option exercise price with such previously acquired shares. The Compensation Committee may, in its sole discretion, determine, either at the time of grant or exercise of an Option, to make a short-term, interest-free loan to a participant of the funds necessary to pay the option exercise price and any withholding obligations due upon such exercise. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. Options may be exercised in whole or in installments, as determined by the Compensation Committee. Incentive Options will have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant or, in the case of Incentive Options granted to persons owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. For Incentive Options, the aggregate fair market value (determined as of the time the Incentive Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by the participant under the Plan during any calendar year may not exceed $100,000.

         TERMINATION OF EMPLOYMENT. All Options granted under the Plan must be exercised no later than six months following the Optionee's termination of employment to the Company, whether as a result of death, disability, retirement or other cause.

         CHANGE IN CONTROL OF THE COMPANY. In the case of a "Change in Control" of the Company, all outstanding Options will become immediately exercisable in full; provided, however, that if a Change in Control occurs, in connection with any business combination in which the Company is not the surviving corporation, the Compensation Committee, in its sole discretion, may determine, with respect to Options which have been outstanding for more than one year, that participants holding such outstanding Options will receive for each share of Common Stock subject to such Options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such business combination over the exercise price per share of such Options.

         For purposes of the Plan, a "Change in Control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) an event that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, (iv) any person becoming the beneficial owner of 50% or more of the combined voting power of the Company's outstanding securities, or (v) a change in the composition of the Board such that the individuals who constitute the Board as of the effective date of the Plan cease for any reason to constitute at least the majority thereof (with exceptions for individuals who are nominated or otherwise approved by the current Board).

                         FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives Options under the Plan.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the participant disposes of the Incentive Stock Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option (or, for directors, officers or greater than 10% Shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code, within 30 days of exercise), or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-QUALIFIED OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."


                                   PROPOSAL 4
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         At the Annual Meeting, a vote will be taken ratifying the appointment by the Board of Directors, of Ernst & Young LLP as the independent public accounts of SPECTRASCIENCE for the current fiscal year ending December 31, 2000 and to provide other appropriate accounting services. Ernst & Young LLP has audited the financial statements of the Company for the fiscal years ended December 31, 1991 through December 31, 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF SPECTRASCIENCE FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. The affirmative vote of a majority of Common Stock entitled to vote and present, by proxy or in person, at the Annual Meeting is required for ratification of Ernst & Young LLP as the independent public accountants.


                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. Any shareholder proposals that may properly be presented at the 2001 Annual Meeting of Shareholders must be prepared in accordance with all applicable rules of the Securities and Exchange Commission and must be received by the Secretary of SpectraScience, Inc. at our executive offices in Minneapolis, Minnesota, no later than December 21, 2000 for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         SPECTRASCIENCE did not receive written notice of any shareholder proposal prior to February 25, 2000, as required by SPECTRASCIENCE's Bylaws, and as of the date of this proxy statement, the Board of Directors of SPECTRASCIENCE knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

         It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign, date and send in the proxies by return mail.


                                        By Order of the Board of Directors



                                        Chester E. Sievert, Jr.
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
Dated:  April 10, 2000                  CORPORATE SECRETARY





PROXY                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  The undersigned, having
-----                               received a Notice of Annual Meeting of Shareholders and accompanying Proxy Statement,
SPECTRASCIENCE, INC.                hereby appoints Chester E. Sievert, Jr. as proxy, with the power of substitution, and
14405 21st Avenue N, Suite 111      hereby authorizes him to represent and to vote as designated below, all the shares of
Minneapolis, MN 55447               Common Stock of SPECTRASCIENCE, Inc. which the undersigned is entitled to vote at the
------------------------------      Annual Meeting of Shareholders to be held on May 17, 2000, or any adjournment thereof.

1.   ELECTION OF DIRECTORS  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, LINE THROUGH THEIR NAME BELOW)


     Chester E. Sievert, Jr.     Henry M. Holterman             [ ] FOR (ALL NOMINEES LISTED EXCEPT AS MARKET TO THE CONTRARY)
                                                                         ---
     Nathaniel S. Thayer         Johan A.P.M. de Hond           [ ] WITHHOLD AUTHORITY (TO VOTE FOR ALL NOMINEES LISTED)
                                                                                                    ---

                                                                                                    [ ]  FOR
2.   TO APPROVE AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF         [ ]  AGAINST
     SHARES OF COMMON STOCK                                                                         [ ]  ABSTAIN

                                                                                                    [ ]  FOR
3.   TO APPROVE AMENDMENT OF THE COMPANY'S 1991 STOCK PLAN INCREASING THE NUMBER OF SHARES OF       [ ]  AGAINST
     COMMON STOCK AUTHORIZED.                                                                       [ ]  ABSTAIN

                                                                                                    [ ]  FOR
4.   TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.                [ ]  AGAINST
                                                                                                    [ ]  ABSTAIN

                                           (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)



                                                     (CONTINUED FROM OTHER SIDE)

5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before this meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.







                                                                                    ________________________________________________
                                                                                    SIGNATURE

                                                                                    ________________________________________________
                                                                                    SIGNATURE IF HELD JOINTLY

                                                                                    DATED:_________________________________, 2000
                                                                                    PLEASE VOTE, SIGN, DATE AND RETURN THE
                                                                                    PROXY CARD USING THE ENCLOSED ENVELOPE